Exhibit 21
Darling Ingredients Inc.

List of Significant Subsidiaries of the Registrant

    The following are the significant subsidiaries of Darling Ingredients Inc. and the relevant jurisdiction in which they are organized.

Name	Where Organized

Griffin Industries LLC	Kentucky
Craig Protein Division, Inc.	Georgia
Darling National LLC	Delaware
Darling Green Energy LLC	Delaware
EV Acquisition LLC	Arkansas
Darling Global Holdings Inc.	Delaware
Darling International Netherlands B.V.	The Netherlands
Darling International Canada Inc.	Canada
Darling International NL Holdings B.V.	The Netherlands
Darling Global Finance B.V.	The Netherlands
Darling Insect Proteins LLC	Delaware
Enviroflight Farms, LLC	Delaware
Enviroflight, LLC	Delaware
DarPro Storage Solutions LLC	Delaware
Best Commodity Trade B.V.	The Netherlands
BestHides GmbH (40%)	Germany
B.V. CTH Groep	The Netherlands
Capital on Wheels BV	Belgium
Changchun Sonac Biotechnology Co. Ltd	China
China Millers Ltd	United Kingdom
Cobatech BV	Belgium
Cominbel BV	Belgium
CTH B.V.	The Netherlands
CTH België BV	Belgium
Triperia CTH Espana SL	Spain
CTH GmbH	Germany
CTH Porto - Industria Alimentar Unipessoal Lda	Portugal
CTH US Inc.	Delaware
Darling Ingredients Belgium Holding BV	Belgium
Darling Ingredients Germany Holding GmbH	Germany
Darling Ingredients International Holding B.V.	The Netherlands
Darling Ingredients Nederland B.V.	The Netherlands
Darling Ingredients Nederland Holding B.V.	The Netherlands
Darling (Shanghai) Management Co. Ltd	China

Ecoson B.V.	The Netherlands
Ecoson Burgum BV	The Netherlands
Ecoson Recycling BV	Belgium
Darling Ingredients International Rendering and Specialties B.V.	The Netherlands
Global Ceramic Materials Ltd	United Kingdom
Harimex do Brazil Ltda	Brazil
Haripro SpA (50%)	Italy
Hepac B.V.	The Netherlands
HR-Service Nederland B.V.	The Netherlands
Hunan Teijsen Casings & Food Co. Ltd	China
IT Services B.V.	The Netherlands
LARU GmbH	Germany
MD Entsorgungsges. für Schlachtnebenprodukte mbH	Germany
Nevada Darmen- und Schlachtnebenprodukte Handels GmbH	Germany
Olense Kippeverwerking BV	Belgium
Qionglai Sonac Biotechnology Co. Ltd	China
Rendac BV	Belgium
Rendac CES SA	Luxemburg
Rendac Icker GmbH & Co. KG	Germany
Rendac Jagel GmbH	Germany
Rendac Lingen GmbH	Germany
Rendac Rotenburg GmbH	Germany
Rendac Son B.V.	The Netherlands
Rendac Transport BV	Belgium
Rendac UDES BV	Belgium
Rendac Udes Transport BV	Belgium
Revada BV	Belgium
Rousselot Argentina SA	Argentina
Rousselot (Da'an) Gelatin Co. Ltd (75%)	China
Rousselot (Guangdong) Gelatin Co. Ltd (75%)	China
Rousselot (M) SDN.BHD	Malaysia
Rousselot (Whenzou) Gelatin Co. Ltd (70%)	China
Rousselot (Zhejiang) Gelatin Co. Ltd (70%)	China
Rousselot Angouleme SAS	France
Rousselot B.V.	The Netherlands
Rousselot BV	Belgium
Rousselot Dubuque Inc.	Delaware
Rousselot Gelatin SL	Spain
Rousselot Gelatinas do Brasil Ltda	Brazil
Rousselot GmbH	Germany
Rousselot Inc.	Delaware
Rousselot Isle sur La Sorgue SAS	France
Rousselot Japan KK	Japan
Rousselot Peabody Inc.	Massachusetts

Rousselot SAS	France
Siping Sonac Biotechnology Co. Ltd	China
SNP Handels- und Beteiligungs GmbH	Germany
Sonac Lubien Kujawski spolka z ograniczona odpowiedzialnoscia (sp.z.o.o.)	Poland
Sobel Luxembourg Sarl	Luxemburg
Sonac Almere BV	The Netherlands
Sonac (China) Biology Co. Ltd	China
Sonac (Luohe) Biotechnology Co. Ltd	China
Sonac Australia PTY, Ltd	Australia
Sonac Bad Bramstedt GmbH	Germany
Sonac België BV	Belgium
Sonac Brünen GmbH	Germany
Sonac Burgum B.V.	The Netherlands
Sonac do Brasil Indústria e Comércio de Sub Produto Animal Ltda	Brazil
Sonac Eindhoven B.V.	The Netherlands
Sonac Elsholz GmbH	Germany
Sonac Erolzheim GmbH	Germany
Sonac Functional Products B.V.	The Netherlands
Sonac Gent BV	Belgium
Sonac (Guangdong) Biotechnology Co. Ltd	China
Sonac Harlingen B.V.	The Netherlands
Sonac Kiel GmbH	Germany
Sonac Lingen GmbH	Germany
Sonac Loenen B.V.	The Netherlands
Sonac Mering GmbH	Germany
Sonac Osetnica Sp.z o.o.	Poland
Sonac Son B.V.	The Netherlands
Sonac USA LLC	Delaware
Sonac Usnice Sp.z o.o.	Poland
Sonac Versmold GmbH	Germany
Sonac Vuren B.V.	The Netherlands
Treuhand SNP Icker GmbH	Germany
Zhejiang Sonac Biotechnology Co. Ltd	China